SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

Frederick County Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	000-50407	20-0049496
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

9 North Market Street, Frederick, Maryland 21701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 301.620.1400

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2012, Mr. William J. Kissner advised Frederick County Bancorp, Inc. (the “Company”) that he will not stand for re-election to the Board of Directors of the Company upon the expiration of his current term at the 2012 annual meeting of shareholders. Mr. Kissner’s decision to not stand for re-election was not, to the knowledge of the Company’s executive officer’s due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREDERICK COUNTY BANCORP, INC.

	By:	/s/ William R. Talley, Jr.
William R. Talley, Jr.
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Dated: February 17, 2012